 Filed Pursuant to Rule 424(b)(7)
 Registration No. 333-263126
PROSPECTUS SUPPLEMENT
(To Prospectus dated March 1, 2022)
40,824,221 Shares
Dun & Bradstreet Holdings, Inc.
Common Stock
This prospectus supplement relates to the sale of up to 40,824,221 shares of our Common Stock, par value $0.0001 per share (the “Common Stock”), and supplements and amends the prospectus dated March 1, 2022. The Common Stock covered by this prospectus supplement represents certain of the shares held by the selling stockholders identified in this prospectus supplement, which include certain of our affiliates and members of our board of directors. This prospectus supplement, together with the prospectus described above, may be used by the selling stockholders identified in this prospectus supplement to resell shares of our Common Stock from time to time.
Our registration of the shares of Common Stock covered by this prospectus supplement does not mean that the selling stockholders will offer or sell any of the shares. Common Stock offered hereby by the selling stockholders, or their pledgees, donees, assignees, transferees or other successors in interest, may be sold from time to time through one or more underwriters, broker-dealers or agents. If the Common Stock is sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Common Stock may be sold in one or more transactions at fixed prices, at market prices or varying prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See “Plan of Distribution” herein.
We will not receive any proceeds from the sale of our Common Stock by the selling stockholders.
Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “DNB.” On February 28, 2022, the last reported price of our Common Stock on the NYSE was $18.56 per share.
Investing in our Common Stock involves risk. See “Risk Factors” on page S-3 of this prospectus supplement and in our most recent Annual Report on Form 10-K and those contained in our other filings with the Securities and Exchange Commission to read about factors you should consider before buying shares of our Common Stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is March 1, 2022.

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts: a prospectus supplement and an accompanying prospectus dated March 1, 2022. This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of Common Stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our Common Stock and other information you should know before investing in our Common Stock. The accompanying prospectus gives more general information, some of which may not apply to the shares of Common Stock offered by this prospectus supplement. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference or a later prospectus supplement, you should rely on the information in the more recent document.
The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated, or deemed to be incorporated, by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated, or deemed to be incorporated, by reference, will automatically update and supersede this information. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” You should read both this prospectus supplement and the accompanying prospectus together with any information incorporated by reference herein or therein before investing in our Common Stock.
We are responsible for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. Neither we nor the selling stockholders (or any of our or their affiliates) have authorized anyone to give you any other information, and we and the selling stockholders (or any of our or their affiliates) take no responsibility for any other information that others may give you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us is accurate on any date subsequent to the date set forth on the front of the applicable document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus is delivered or shares of Common Stock are sold on a later date. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Common Stock in certain jurisdictions may be restricted by law. Neither we nor the selling stockholders are making an offer of the Common Stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the Common Stock. Neither we nor the selling stockholders are making any representation to you regarding the legality of an investment in the Common Stock by you under applicable investment or similar laws.

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Unless the context requires otherwise, references to “our company,” “we,” “us,” “the company,” and “Dun & Bradstreet” refer to Dun & Bradstreet Holdings, Inc. and its subsidiaries, taken together. The “Investor Consortium” refers to the group of our stockholders comprised of William P. Foley II at Bilcar, LLC, Thomas H. Lee Partners, L.P., Cannae Holdings, Inc., Black Knight, Inc., and CC Capital Partners, LLC.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We filed a registration statement on Form S-3 with the SEC with respect to the registration of the Common Stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information about us, the Common Stock we are offering by this prospectus supplement, and related matters, you should review the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus supplement about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy statements and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.dnb.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus supplement, the information on our website is not incorporated by reference into this prospectus supplement.
The SEC allows “incorporation by reference” into this prospectus supplement of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement, and any information filed by us with the SEC subsequent to the date of this prospectus supplement automatically will be deemed to update and supersede this information. We incorporate by reference the following documents, which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):
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Our Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 24, 2022;

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Our Current Reports on Form 8-K filed on January 7, 2022 and January 18, 2022;

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our Definitive Proxy Statement on Schedule 14A for our 2021 Annual Meeting of Stockholders filed on April 29, 2021 and additional materials filed on April 29, 2021; and

•
The description of our Common Stock, par value $0.0001 per share, under the heading “Description of Common Stock” contained in Exhibit 4.4 to our Annual Report on Form 10-K, filed on February 24, 2022.

In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by

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reference in this prospectus supplement, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement. You should direct requests for documents to:
Dun & Bradstreet Holdings, Inc.
Investor Relations
5335 Gate Parkway
Jacksonville, Florida 32256
(973) 921-5500

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this prospectus supplement or in our other documents that are incorporated by reference herein by our management that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward-looking statements included or incorporated by reference in this prospectus, including, without limitation, statements, concerning the conditions our industry and our operations, performance and financial condition, including in particular, statements relating to business, growth strategies, product development efforts and future expenses. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, such as those contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021 incorporated by reference herein. See “Where you Can Find More Information; Incorporation of Certain Documents by Reference.”
Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:
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our ability to implement and execute our strategic plans to transform the business;

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our ability to develop or sell solutions in a timely manner or maintain client relationships;

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competition for our solutions;

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harm to our brand and reputation;

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unfavorable global economic conditions;

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risks associated with operating and expanding internationally;

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failure to prevent cybersecurity incidents or the perception that confidential information is not secure;

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failure in the integrity of our data or systems;

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system failures and personnel disruptions, which could delay the delivery of our solutions to our clients;

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loss of access to data sources or ability to transfer data across the data sources in markets we operate;

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failure of our software vendors and network and cloud providers to perform as expected or if our relationship is terminated;

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loss or diminution of one or more of our key clients, business partners or government contracts;

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dependence on strategic alliances, joint ventures and acquisitions to grow our business;

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our ability to protect our intellectual property adequately or cost-effectively;

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claims for intellectual property infringement;

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interruptions, delays or outages to subscription or payment processing platforms;

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risks related to acquiring and integrating businesses and divestitures of existing businesses;

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our ability to retain members of the senior leadership team and attract and retain skilled employees;

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compliance with governmental laws and regulations;

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•
risks related to the voting letter agreement entered into in connection with the initial public offering and registration and other rights held by certain of our largest shareholders;

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an outbreak of disease, global or localized health pandemic or epidemic, or the fear of such an event (such as the coronavirus (“COVID-19”) global pandemic), including the global economic uncertainty and measures taken in response; and

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the short- and long-term effects of the COVID-19 global pandemic, including the pace of recovery or any future resurgence.

The risk factors discussed under “Risk Factors” in this prospectus supplement, any free writing prospectus and under “Item 1A. — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and under similar headings in our subsequently-filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as well as the other risks and uncertainties described in the other documents incorporated by reference into this prospectus supplement or any applicable free writing prospectus, could cause our results to differ materially from those expressed in forward-looking statements.
For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are incorporated by reference herein. Any forward-looking statement speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

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THE COMPANY
Dun & Bradstreet is a leading global provider of business decisioning data and analytics. Our mission is to deliver a global network of trust, enabling clients to transform uncertainty into confidence, risk into opportunity and potential into prosperity. Clients embed our trusted, end-to-end solutions into their daily workflows to inform commercial credit decisions, confirm suppliers are financially viable and compliant with laws and regulations, enhance salesforce productivity and gain visibility into key markets. Our solutions support our clients’ mission critical business operations by providing proprietary and curated data and analytics to help drive informed decisions and improved outcomes.
Corporate Information
Dun & Bradstreet is a Delaware corporation. We were incorporated as Star Intermediate I, Inc. on September 18, 2018, and we changed our name to Dun & Bradstreet Holdings, Inc. on March 12, 2020. Our Common Stock is listed on the NYSE under the symbol “DNB.” Our principal executive offices are located at 5335 Gate Parkway, Jacksonville, FL 32256, and our telephone number is (904) 648-6350. Our corporate website address is www.dnb.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus supplement. You should not rely on any such information in making your decision whether to purchase our securities.

THE OFFERING
The summary below contains basic information about this offering. It does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus supplement and accompanying prospectus and the information included or incorporated by reference herein and therein before making an investment decision. As used in this section, the terms “us,” “we” and “our” refer to Dun & Bradstreet Holdings, Inc. and not any of its subsidiaries.
Issuer
Dun & Bradstreet Holdings, Inc.
Common Stock offered by the selling stockholders
40,824,221 shares
Common Stock outstanding as of February 18, 2022
431,165,887 shares
Use of proceeds
We will not receive any proceeds from the sale of Common Stock pursuant to this prospectus supplement by the selling stockholders.
Transfer agent and registrar
Continental Stock Transfer & Trust Company
Risk factors
In evaluating an investment in the shares of our Common Stock, prospective investors should carefully consider the risk factors and other cautionary statements contained in this prospectus supplement, including those described under “Risk Factors,” as well as the risk factors described in Part I, Item 1A “Risk Factors” in our latest Annual Report on Form 10-K and our subsequent filings with the SEC incorporated by reference into this prospectus supplement.

RISK FACTORS
Investing in our Common Stock involves risk. Before you invest in the securities covered by this prospectus supplement, you should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2021, the risk factors described under the caption “Risk Factors” in any free writing prospectus that we provide you in connection with an offering of shares of our Common Stock pursuant to this prospectus supplement and any risk factors set forth in our other filings with the SEC that, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, are incorporated or deemed to be incorporated by reference in this prospectus supplement, before making an investment decision. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.
USE OF PROCEEDS
We are filing this prospectus supplement to permit the stockholders named in the section entitled “Selling Stockholders” to resell shares of our Common Stock in one or more offerings from time to time. We will not receive any proceeds from the sale of our Common Stock by the selling stockholders.

SELLING STOCKHOLDERS
The selling stockholders named below may offer to sell from time to time pursuant to this prospectus supplement up to an aggregate of 40,824,221 shares of Common Stock held by the selling stockholders.
For further information regarding material transactions between us and the selling stockholders and related affiliates as of the date of this prospectus supplement, see “Note 19 — Related Parties” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 24, 2022 and “Corporate Governance and Related Matters,” “Certain Information About Our Directors” and “Certain Relationships and Related Transactions” in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2021, each of which are incorporated by reference into this prospectus supplement. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” See also “Description of Capital Stock — Common Stock — Registration Rights Agreement” and “— Voting Letter Agreement” in the accompanying prospectus.
Beneficial Ownership of the Selling Stockholders
The following table presents information about the beneficial ownership of our Common Stock by the selling stockholders based on 431,165,887 shares of our Common Stock outstanding as of February 18, 2022, which includes the 40,824,221 shares of Common Stock held by the selling stockholders. The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. Beneficial ownership is determined in accordance with the rules of the SEC. Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a prospectus supplement if and when necessary. For purposes of the table below, we assume that each selling stockholder will sell all of its shares of Common Stock covered by this prospectus supplement. Unless otherwise indicated, the address for each holder listed below is 1701 Village Center Circle, Las Vegas, Nevada 89134.
	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares Offered	Shares of Common Stock Beneficially Owned After the Offering
Selling Stockholder	Number	Percentage		Number	Percentage
DNB Holdco, LLC(1)	88,278,041	20.5%	20,225,711	68,052,330	15.8%
Bilcar, LLC(2)(3)	10,609,644	2.5%	10,609,644		—
William P. Foley II(3)(4)	5,435,811	1.3%	3,305,357	2,130,454	*
Platinum Falcon B 2018 RSC Limited(5)	5,034,790	1.2%	5,034,790	—	—
StarParent 2019-1, LLC(6)(7)	1,339,608	*	1,339,608	—	—
Richard N. Massey(7)(8)	292,342	*	181,830	110,512	*
David W. Ducommun(9)	188,829	*	54,549	134,280	*
Bryan D. Coy(10)	36,816	*	36,366	450	*
Ryan Caswell(11)	36,366	*	36,366	—	—

*
Represents beneficial ownership of less than 1% of our outstanding Common Stock.

(1)
Includes 53,278,041 shares held directly by DNB Holdco, LLC and 35,000,000 shares held directly by Cannae Funding D, LLC, a wholly-owned subsidiary of DNB Holdco, LLC. DNB Holdco, LLC is a wholly-owned subsidiary of Cannae Holdings, LLC, which in turn is a wholly-owned subsidiary of Cannae Holdings, Inc., a publicly traded company listed on the NYSE.

(2)
Shares are directly held by Bilcar, LLC, a partnership owned by William P. Foley II and Carol Foley.

(3)
William P. Foley II is Chairman of our board of directors and the Managing Member and a Senior Managing Director of and holds a controlling interest in Trasimene Capital Management, LLC.

(4)
Includes 3,355,811 shares held directly by William P. Foley II and 2,080,000 shares issuable upon the exercise of options held by Mr. Foley that are currently exercisable.

(5)
Shares are directly held by Platinum Falcon B 2018 RSC Limited (“Platinum Falcon”), a restricted scope company incorporated in the Abu Dhabi Global Market and an indirect wholly owned subsidiary of the Abu Dhabi Investment Authority (“ADIA”), a public institution established by the Government of the Emirate of Abu Dhabi. By reason of its indirect ownership of Platinum Falcon and pursuant to the rules and regulations of the SEC, ADIA may also be deemed to share investment and voting power over and, therefore, beneficial ownership of, the shares held directly by Platinum Falcon. The address for ADIA is 211 Corniche Street, P.O. Box 3600, Abu Dhabi, United Arab Emirates, and the address for Platinum Falcon is Level 26, Al Khatem Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates.

(6)
Shares are directly held by StarParent 2019-1, LLC. Richard N. Massey has sole voting and dispositive power with respect to the shares held by StarParent 2019-1, LLC.

(7)
Richard N. Massey is Chief Executive Officer of Cannae Holdings, Inc., a Senior Managing Director of Trasimene Capital Management, LLC and a member of our board of directors.

(8)
Includes shares held directly by Richard N. Massey.

(9)
David W. Ducommun is President and Executive Vice President of Corporate Finance of Cannae Holdings, Inc. and a Managing Director of Trasimene Capital Management, LLC.

(10)
Bryan D. Coy is Chief Financial Officer of Cannae Holdings, Inc. and a Managing Director of Trasimene Capital Management, LLC.

(11)
Ryan Caswell is Senior Vice President of Corporate Finance of Cannae Holdings, Inc. and a Managing Director of Trasimene Capital Management, LLC.

PLAN OF DISTRIBUTION
We are registering the offer and sale from time to time by the selling stockholders of up to 40,824,221 shares of our Common Stock. We are registering the resale of shares pursuant to our obligations under the Registration Rights Agreement with certain of the selling stockholders, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholders pursuant to this prospectus supplement or at all.
We will not receive any of the proceeds from the sale of the shares of Common Stock by the selling stockholders. The aggregate proceeds to the selling stockholders will be the purchase price of the shares of Common Stock less any discounts and commissions borne by the selling stockholders.
The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus supplement, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
The shares of Common Stock beneficially owned by the selling stockholders covered by this prospectus supplement may be offered and sold from time to time by the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each selling stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of shares of Common Stock to be made directly or through agents. The selling stockholders may sell their shares of Common Stock offered by this prospectus supplement on any stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The shares of Common Stock may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the shares of Common Stock will be subject to certain conditions.
Subject to applicable law, the selling stockholders may use any one or more of the following methods when selling the shares of Common Stock offered by this prospectus supplement:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus supplement;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of NYSE;

•
through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus supplement and any applicable prospectus supplement hereto that provide for periodic sales of their shares of Common Stock on the basis of parameters described in such trading plans;

•
through one or more underwritten offerings on a firm commitment or best efforts basis;

•
settlement of short sales entered into after the date of this prospectus supplement;

•
agreements with broker-dealers to sell a specified number of shares of Common Stock at a stipulated price per share;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

There can be no assurance that the selling stockholders will sell all or any of the shares of Common Stock offered by this prospectus. In addition, the selling stockholders may also sell shares of Common Stock under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus supplement. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares of Common Stock if they deem the purchase price to be unsatisfactory at any particular time.
With respect to a particular offering of the shares of Common Stock held by the selling stockholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
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the specific shares of Common Stock to be offered and sold;

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the names of the selling stockholders;

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the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

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settlement of short sales entered into after the date of this prospectus supplement;

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the names of any participating agents, broker-dealers or underwriters; and

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any applicable commissions, discounts, concessions and other items constituting compensation from the selling stockholders.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA members or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus supplement and any further applicable prospectus supplement.
If at the time of any offering made under this prospectus supplement a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121 and will be disclosed as required in any applicable prospectus supplement.
In offering the shares of Common Stock covered by this prospectus supplement, the selling stockholders and any underwriters, broker-dealers or agents who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those shares of Common Stock may be underwriting discounts and commissions under the Securities Act.
Any underwriters, broker-dealers and agents may engage in transactions with us or the selling stockholders, may have banking, lending or other relationships with us or perform services for us or the selling stockholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The selling stockholders and any other persons participating in the sale or distribution of the shares of Common Stock will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of Common Stock by, the selling stockholders or any other person, which limitations may affect the marketability of the shares of Common Stock.
We will make copies of this prospectus supplement available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify certain of the selling stockholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS TO NON-U.S. HOLDERS OF OUR COMMON STOCK
The following is a general discussion of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our Common Stock. This discussion does not provide a complete analysis of all potential U.S. federal income tax considerations relating thereto. This description is based on the Internal Revenue Code of 1986, as amended (the “Code”) and existing and proposed U.S. Treasury regulations promulgated thereunder, administrative pronouncements, judicial decisions, and interpretations of the foregoing, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is limited to non-U.S. holders who hold shares of our Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to a non-U.S. holder in light of a non-U.S. holder’s particular circumstances, nor does it discuss special tax provisions, which may apply to a non-U.S. holder if a non-U.S. holder is subject to special treatment under U.S. federal income tax laws, such as for certain financial institutions or financial services entities, insurance companies, tax-exempt entities, tax-qualified retirement plans, “qualified foreign pension funds” (and entities all of the interests of which are held by qualified foreign pension funds), dealers in securities or currencies, entities that are treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and partners or beneficial owners therein), foreign branches, “controlled foreign corporations,” “passive foreign investment companies,” former U.S. citizens or long-term residents, corporations that accumulate earnings to avoid U.S. federal income tax, persons deemed to sell Common Stock under the constructive sale provisions of the Code, persons that hold Common Stock as part of a straddle, hedge, conversion transaction, or other integrated investment and persons that hold our preferred stock. In addition, this summary does not address the alternative minimum tax, any state, local or non-U.S. taxes or any other U.S. federal tax laws, such as estate and gift tax laws.
Non-U.S. holders are urged to consult their own tax advisors concerning the U.S. federal income tax consequences of purchasing, owning and disposing of our Common Stock, as well as the application of any other U.S. federal, state, local, non-U.S. tax laws and income tax treaties. As used in this section, a “non-U.S. holder” is a beneficial owner of our Common Stock (other than a partnership or any other entity treated as a pass-through entity for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

If you are an individual, you are a resident alien if you are a lawful permanent resident of the United States (e.g., a green card holder) and you may, in many cases, be deemed to be a resident alien, as opposed to a nonresident alien, by virtue of being present in the United States for at least 31 days in the relevant calendar year and for an aggregate of at least 183 days during a three-year period ending in and including the relevant calendar year, subject to certain exceptions. For these purposes, all the days present in the United States in the relevant year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they are U.S. citizens. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership or disposition of our Common Stock.
If a partnership or other entity treated as a pass-through entity for U.S. federal income tax purposes is a beneficial owner of our Common Stock, the tax treatment of a partner in the partnership or an owner of the other pass-through entity will depend upon the status of the partner or owner and the activities of the partnership or other pass-through entity. Any partnership, partner in such a partnership or owner of another pass-through entity holding shares of our Common Stock should consult its own tax advisor as to the particular U.S. federal income tax consequences applicable to it.
INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF OTHER U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS, AND ANY APPLICABLE INCOME TAX TREATIES.
Distributions on Common Stock
Although we do not currently anticipate doing so in the foreseeable future, if we pay distributions on shares of our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is first applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in its shares of our Common Stock. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of our Common Stock. See “— Dispositions of Common Stock.”
Subject to the discussion below regarding effectively connected income, any dividend paid to a non-U.S. holder on our Common Stock will generally be subject to U.S. federal withholding tax at a 30% rate of the gross amount of the dividend. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of an applicable income tax treaty. A non-U.S. holder is urged to consult its own tax advisor regarding its entitlement to benefits under a relevant income tax treaty. Generally, in order for us or our paying agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or documentation), as applicable, to us or our paying agent. If the non-U.S. holder holds our Common Stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to such agent. Even if our current and accumulated earnings and profits are less than the amount of the distribution, the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal withholding tax purposes. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder and, if required by an applicable income tax treaty, are attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States, are generally exempt from the U.S. federal withholding tax described above. To obtain this exemption, a non-U.S. holder must provide us with a valid IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax (provided certain certification and disclosure requirements are satisfied), are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition to a non-U.S. holder being subject to taxation at the regular graduated rates on effectively connected dividends as described above, such effectively connected dividends, as adjusted for certain items, received by corporate non-U.S. holders may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.
The foregoing discussion is subject to the discussions below under “— Backup Withholding and Information Reporting” and “— Other Withholding Taxes.”
Dispositions of Common Stock
Subject to the discussions below on backup withholding and other withholding tax requirements, gain realized by a non-U.S. holder on a sale, exchange or other taxable disposition of our Common Stock generally will not be subject to U.S. federal income or withholding tax, unless:

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the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States) (in which case the special rules described below apply);

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the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of such disposition and certain other conditions are met (in which case the gain would be subject to U.S. federal income tax at a rate of 30%, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by certain U.S. source capital losses of the non-U.S. holder, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses); or

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we are, or become, a “United States real property holding corporation” (a “USRPHC”), for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition of our Common Stock and the non-U.S. holder’s holding period for our Common Stock.

Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals 50% or more of the sum of the fair market value of (a) its worldwide real property interests and (b) its other assets used or held for use in a trade or business. The tax relating to dispositions of stock in a USRPHC does not apply to a non-U.S. holder whose holdings, actual and constructive, amount to 5% or less of our Common Stock at all times during the shorter of the five-year period ending on the date of disposition of our Common Stock and the non-U.S. holder’s holding period for our Common Stock, provided that our Common Stock is regularly traded on an established securities market. No assurance can be provided that our Common Stock will be regularly traded on an established securities market at all times for purposes of the rules described above. Although there can be no assurances in this regard, we believe we have not been and are not currently a USRPHC and do not anticipate being a USRPHC in the future. Non-U.S. holders are urged to consult their own tax advisor about the consequences that could result if we are, or become, a USRPHC.
If any gain from the sale, exchange or other taxable disposition of our Common Stock is effectively connected with a U.S. trade or business conducted by a non-U.S. holder (and, if required by an applicable income tax treaty, is attributable to a permanent establishment (or, in certain cases involving individuals, a fixed base) maintained by such non-U.S. holder in the United States), then the gain generally will be subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. If the non-U.S. holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would also be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.
Backup Withholding and Information Reporting
Any dividends or other distributions that are paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns also may be made available to the tax authorities of the country in which the non-U.S. holder resides or is established under the provisions of various treaties or agreements for the exchange of information. Dividends paid on our Common Stock and the gross proceeds from a taxable disposition of our Common Stock may be subject to additional information reporting and may also be subject to U.S. federal backup withholding if such non-U.S. holder fails to comply with applicable U.S. information reporting and certification requirements. Provision of an IRS Form W-8 appropriate to the non-U.S. holder’s circumstances will generally satisfy the certification requirements necessary to avoid the additional information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules may be refunded by the IRS or credited against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Other Withholding Taxes
Provisions commonly referred to as “FATCA” impose a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of U.S.-source dividends (including our dividends) paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. Withholding imposed by FATCA may also apply to gross proceeds from the sale or other taxable disposition of U.S. corporate stock (including our Common Stock); although, under proposed U.S. Treasury regulations, no withholding would apply to such gross proceeds. The preamble to the proposed U.S. Treasury regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed U.S. Treasury regulations pending finalization. An intergovernmental agreement between the United States and an applicable non-U.S. country may modify these requirements. Accordingly, the entity through which our Common Stock is held will affect the determination of whether such withholding is required. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return containing the required information (which may entail a significant administrative burden). Non-U.S. holders are urged to consult their own tax advisors regarding the effects of FATCA on their investment in our Common Stock.
THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS AND INCOME TAX TREATIES.

LEGAL MATTERS
Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the Common Stock offered by this prospectus supplement.
EXPERTS
The consolidated financial statements of Dun & Bradstreet Holdings, Inc. and its subsidiaries as of December 31, 2021 and 2020, the related consolidated statements of operations and comprehensive income (loss), stockholder equity, and cash flows for the years ended December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021 (Successor period), and of The Dun & Bradstreet Corporation and subsidiaries (Predecessor) for the period from January 1, 2019 to February 7, 2019 (Predecessor period), incorporated in this prospectus by reference to the Annual Report, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report incorporated herein.

PROSPECTUS
Dun & Bradstreet Holdings, Inc.
Common Stock
We may offer and sell shares of our common stock from time to time in amounts, at prices, and on terms that will be determined at the time of any such offering. The selling stockholders, who will be named in a prospectus supplement, may offer and sell shares of our common stock, from time to time in amounts, at prices, and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of our common stock by the selling stockholders. This prospectus describes some of the general terms that may apply to our common stock.
Each time we or any of the selling stockholders offer and sell shares of our common stock, we or such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholders, as well as the amounts and prices of the common stock to be offered and sold. The applicable prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.
This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement or a free writing prospectus.
We or the selling stockholders may offer and sell the common stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of our common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “DNB.” On February 28, 2022, the last reported price of our common stock on the NYSE was $18.56 per share.
Investing in our common stock involves risk. See “Risk Factors” on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement to read about factors you should consider before buying shares of our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 1, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration process, we and the selling stockholders may, from time to time, offer and/or sell our common stock in one or more offerings or resales. This prospectus provides you with a general description of the common stock that we or the selling stockholders may offer. Each time we or the selling stockholders offer and sell shares of our common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the shares of common stock being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update, change, or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us or the selling stockholders in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.
The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Where You Can Find More Information; Incorporation of Certain Documents by Reference,” and any applicable free writing prospectus, before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website mentioned under the heading “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.
Neither the delivery of this prospectus or any applicable prospectus supplement or any free writing prospectus nor any sale made using this prospectus or any applicable prospectus supplement or any free writing prospectus implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement or any free writing prospectus is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations, and prospects may have changed since those dates.
You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectuses related hereto that we have prepared. Neither we nor the selling stockholders, or any of our or their respective affiliates have authorized anyone to provide you with different information and neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates thereof. This prospectus and any accompanying prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless the context requires otherwise, references to “our company,” “we,” “us,” “the company,” and “Dun & Bradstreet” refer to Dun & Bradstreet Holdings, Inc. and its subsidiaries, taken together. The “Investor Consortium” refers to the group of our stockholders comprised of William P. Foley II at Bilcar, LLC, Thomas H. Lee Partners, L.P., Cannae Holdings, Inc., Black Knight, Inc., and CC Capital Partners, LLC.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy statements and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.dnb.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not incorporated by reference into this prospectus.
The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus, and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents, which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):
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Our Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 24, 2022;

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Our Current Reports on Form 8-K filed on January 7, 2022 and January 18, 2022;

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our Definitive Proxy Statement on Schedule 14A for our 2021 Annual Meeting of Stockholders filed on April 29, 2021 and additional materials filed on April 29, 2021; and

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The description of our Common Stock, par value $0.0001 per share, under the heading “Description of Common Stock” contained in Exhibit 4.4 to our Annual Report on Form 10-K, filed on February 24, 2022.

In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:
Dun & Bradstreet Holdings, Inc.
Investor Relations
5335 Gate Parkway
Jacksonville, Florida 32256
(973) 921-5500

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this prospectus or in our other documents that are incorporated by reference herein by our management that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward-looking statements included or incorporated by reference in this prospectus, including, without limitation, statements, concerning the conditions our industry and our operations, performance and financial condition, including in particular, statements relating to business, growth strategies, product development efforts and future expenses. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, such as those contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021 incorporated by reference herein. See “Where you Can Find More Information; Incorporation of Certain Documents by Reference.”
Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:
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our ability to implement and execute our strategic plans to transform the business;

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our ability to develop or sell solutions in a timely manner or maintain client relationships;

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competition for our solutions;

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harm to our brand and reputation;

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unfavorable global economic conditions;

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risks associated with operating and expanding internationally;

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failure to prevent cybersecurity incidents or the perception that confidential information is not secure;

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failure in the integrity of our data or systems;

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system failures and personnel disruptions, which could delay the delivery of our solutions to our clients;

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loss of access to data sources or ability to transfer data across the data sources in markets we operate;

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failure of our software vendors and network and cloud providers to perform as expected or if our relationship is terminated;

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loss or diminution of one or more of our key clients, business partners or government contracts;

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dependence on strategic alliances, joint ventures and acquisitions to grow our business;

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our ability to protect our intellectual property adequately or cost-effectively;

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claims for intellectual property infringement;

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interruptions, delays or outages to subscription or payment processing platforms;

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risks related to acquiring and integrating businesses and divestitures of existing businesses;

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our ability to retain members of the senior leadership team and attract and retain skilled employees;

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compliance with governmental laws and regulations;

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risks related to the voting letter agreement entered into in connection with the initial public offering and registration and other rights held by certain of our largest shareholders;

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an outbreak of disease, global or localized health pandemic or epidemic, or the fear of such an event (such as the coronavirus (“COVID-19”) global pandemic), including the global economic uncertainty and measures taken in response; and

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the short- and long-term effects of the COVID-19 global pandemic, including the pace of recovery or any future resurgence.

The risk factors discussed under “Risk Factors” in this prospectus, any prospectus supplement, any free writing prospectus and under “Item 1A. — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and under similar headings in our subsequently-filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as well as the other risks and uncertainties described in the other documents incorporated by reference into this prospectus, in any applicable prospectus supplement or any applicable free writing prospectus, could cause our results to differ materially from those expressed in forward-looking statements.
For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are incorporated by reference herein. Any forward-looking statement speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

THE COMPANY
Dun & Bradstreet is a leading global provider of business decisioning data and analytics. Our mission is to deliver a global network of trust, enabling clients to transform uncertainty into confidence, risk into opportunity and potential into prosperity. Clients embed our trusted, end-to-end solutions into their daily workflows to inform commercial credit decisions, confirm suppliers are financially viable and compliant with laws and regulations, enhance salesforce productivity and gain visibility into key markets. Our solutions support our clients’ mission critical business operations by providing proprietary and curated data and analytics to help drive informed decisions and improved outcomes.
Corporate Information
Dun & Bradstreet is a Delaware corporation. We were incorporated as Star Intermediate I, Inc. on September 18, 2018 and we changed our name to Dun & Bradstreet Holdings, Inc. on March 12, 2020. Our common stock is listed on the NYSE under the symbol “DNB.” Our principal executive offices are located at 5335 Gate Parkway, Jacksonville, FL 32256, and our telephone number is (904) 648-6350. Our corporate website address is www.dnb.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.
RISK FACTORS
You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2021, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement or any free writing prospectus that we provide you in connection with an offering of shares of our common stock pursuant to this prospectus and any risk factors set forth in our other filings with the SEC that, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, are incorporated or deemed to be incorporated by reference in this prospectus, before making an investment decision. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.
USE OF PROCEEDS
We intend to use the net proceeds from the sale of the shares of our common stock as set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of our common stock by the selling stockholders.
DESCRIPTION OF CAPITAL STOCK
The following is a description of (i) the material terms of our amended and restated certificate of incorporation and our amended and restated bylaws and (ii) certain applicable provisions of the Delaware General Corporation Law (the “DGCL”). For more information on how you can obtain our amended and restated certificate of incorporation and amended and restated bylaws, see “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” We urge you to read our amended and restated certificate of incorporation and amended and restated bylaws in their entirety, each of which have been filed as exhibits to the registration statement of which this prospectus form a part.
Authorized Capitalization
Our authorized capital stock consists of (i) 2,000,000,000 shares of common stock, par value $0.0001 per share, of which 431,165,887 were outstanding as of February 18, 2022 and (ii) 25,000,000 shares of preferred stock, par value $0.001 per share, none of which were outstanding as of February 18, 2022. Additionally, we have 37,210,157 shares of common stock reserved for future issuance under our omnibus incentive plan and employee stock purchase plan as of February 18, 2022.
Common Stock
Holders of our common stock are entitled to the rights set forth below.
Voting Rights
Directors are elected by a plurality of the votes entitled to be cast. Our stockholders do not have cumulative voting rights. Except as otherwise provided in our amended and restated certificate of incorporation or as required by law, all matters to be voted on by our stockholders other than matters relating to the election and removal of directors must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter.
Dividend Rights
Holders of common stock share equally in any dividend declared by our board of directors, subject to the rights of the holders of any outstanding preferred stock.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of our affairs, holders of our common stock are entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.
Other Rights
Our stockholders have no preemptive or other rights to subscribe for additional shares. The common stock has no sinking fund or redemption provisions or conversion or exchange rights. All holders of our common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to common stockholders upon our liquidation, dissolution or winding up. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and non-assessable.
Registration Rights Agreement
A Registration Rights Agreement is in place among the Investor Consortium and other parties that executed joinders thereto. This agreement provides the members of the Investor Consortium and their permitted transferees “demand” registrations, which requires us to register shares of our common stock under the Securities Act, held by our Investor Consortium and, if requested, to maintain a shelf registration statement effective with respect to such shares. Each of the members of our Investor Consortium that is a party to the Registration Rights Agreement and other parties that executed joinders thereto are also entitled to customary “piggyback” registration rights and entitled to participate on a pro rata basis in any registration of our common stock under the Securities Act that we may undertake. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the Investor Consortium and the other parties thereto against certain liabilities which may arise under the Securities Act.
Voting Letter Agreement
On June 30, 2020, in connection with our initial public offering, the members of the Investor Consortium entered into a letter agreement pursuant to which they have agreed for a period of three years to vote all of their shares of common stock as a group in all matters related to the election of directors, including to elect William P. Foley, II, Richard N. Massey, Thomas M. Hagerty, Ganesh B. Rao and Chinh E. Chu to the

Board at each of the next shareholder meetings through the 2023 shareholder meeting at which such individuals are eligible for election.
Anti-takeover Provisions
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management. These provisions, which are summarized below, discourage coercive takeover practices or inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.
Preferred Stock
Our board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences and limitations thereof, including dividend rights, conversion rights, voting rights, terms of redemption, specification of par value, liquidation preferences and to fix the number of shares constituting any such series, without further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock. Our board of directors has not authorized the issuance of any shares of preferred stock and we have no agreements or plans for the issuance of any shares of preferred stock.
Classified Board of Directors and Related Provisions
Our amended and restated certificate of incorporation provided that, prior to the election of directors at the 2021 annual meeting of stockholders, our board of directors be divided into three classes, with one class being elected at each annual meeting of stockholders with termination staggered according to class. This initial classified board provision prevents a third party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders meeting following the date the acquiror obtains the controlling interest. Beginning at the 2021 annual meeting of stockholders, the directors whose terms expired at the annual meeting of stockholders were elected to hold office for a one-year term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.
The number of directors constituting our board of directors is determined from time to time by our board of directors. Our amended and restated certificate of incorporation also provides that, subject to any rights of any preferred stock then outstanding, any director may be removed from office at any time but only for cause so long as the board of directors is classified and only by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class. In addition, our amended and restated certificate of incorporation provides that any vacancy on the board of directors, including a vacancy that results from an increase in the number of directors or a vacancy may be filled only by a majority of the directors then in office or by an affirmative vote of the sole remaining director. This provision, in conjunction with the provisions of our amended and restated certificate of incorporation authorizing our board of directors to fill vacancies on the board of directors, prevents stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.
Stockholder Action by Written Consent
Our amended and restated certificate of incorporation provides that, at any time when the Investor Consortium beneficially owns, in the aggregate, more than 50% of the voting power of our stock entitled to vote generally in the election of directors, any action required or permitted to be taken by the stockholders of the Company at any meeting of stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by stockholders holding not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. At any time the Investor Consortium beneficially owns, in the aggregate, less than 50% of the voting power of our stock entitled to vote generally in the election of directors, our amended and restated certificate of incorporation provides that, so long as our board of directors is classified, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action.
Special Meetings of Stockholders and Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
Our amended and restated bylaws provides that special meetings of the stockholders may be called only upon the request of a majority of our board of directors or upon the request of the Chairman or the Chief Executive Officer. Our amended and restated bylaws prohibits the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.
Our amended and restated bylaws establishes advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board. In order for any matter to be “properly brought” before a meeting, a stockholder has to comply with the advance notice requirements of directors, which may be filled only by a vote of a majority of directors then in office, even though less than a quorum, and not by the stockholders. Our amended and restated bylaws allows the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
Choice of Forum
Our amended and restated certificate of incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees, agents or stockholders to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation, or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware, except for, as to each of (i) through (iv) above, any action as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the personal jurisdiction of the Court of Chancery of the State of Delaware (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery of the State of Delaware within ten (10) days following such determination), in which case the United States District Court for the District of Delaware or other state courts of the State of Delaware, as applicable, shall, to the fullest extent permitted by law, be the sole and exclusive forum for any such claims. The federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act, the Exchange Act, or the rules and regulations promulgated thereunder. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in any shares of our capital stock shall be deemed to have notice of and consented to the forum provision in our amended and restated certificate of incorporation. In any case, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to this choice of forum provision.
Amendment to Amended and Restated Bylaws and Amended and Restated Certificate of Incorporation
Our amended and restated certificate of incorporation and our amended and restated bylaws provides that, subject to the affirmative vote of the holders of any series of preferred stock required by law, the provisions (i) of our amended and restated bylaws may be adopted, amended or repealed if approved by a majority of the board of directors then in office or approved by holders of common stock, and (ii) of our amended and restated certificate of incorporation may be adopted, amended or repealed as provided by the DGCL.
Section 203 of the DGCL
Our amended and restated certificate of incorporation provides that the provisions of Section 203 of the DGCL, which relate to business combinations with interested stockholders, do not apply to us. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder (a stockholder who owns more than 15% of our common stock) for a period of three years after the interested stockholder became such unless the transaction fits within an applicable exemption, such as the board of directors’ approval of the business combination or the transaction that resulted in such stockholder becoming an interested stockholder. These provisions apply even if the business combination could be considered beneficial by some stockholders. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.
Corporate Opportunities
To address situations in which officers or directors have conflicting duties to affiliated corporations, Section 122(17) of the DGCL allows a corporation to renounce, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of the corporation in specified classes or categories of business opportunities. As such, and in order to address potential conflicts of interest between us and any member of the Investor Consortium, our amended and restated certificate of incorporation contains provisions regulating and defining, to the fullest extent permitted by law, the conduct of our affairs as they may involve any member of the Investor Consortium and the officers and directors of any member of the Investor Consortium.
Our amended and restated certificate of incorporation provides that, subject to any written agreement to the contrary, no member of the Investor Consortium has a duty to refrain from engaging in the same or similar activities or lines of business that we engage in, and, except as set forth in our amended and restated certificate of incorporation, no member of the Investor Consortium and no such member’s officers and directors will be liable to us or our stockholders for any breach of any fiduciary duty due to any such activities of any member of the Investor Consortium.
Our amended and restated certificate of incorporation also provides that we may from time to time be or become a party to and perform, and may cause or permit any subsidiary to be or become a party to and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with any member of the Investor Consortium. With limited exceptions, to the fullest extent permitted by law, no such agreement, nor the performance thereof in accordance with its terms by us, any of our subsidiaries, or any member of the Investor Consortium shall be considered contrary to any fiduciary duty to us or our stockholders of any director or officer of ours who is also a director, officer or employee of any member of the Investor Consortium. With limited exceptions, to the fullest extent permitted by law, no director or officer of ours who is also a director, officer or employee of any member of the Investor Consortium shall have or be under any fiduciary duty to us or our stockholders to refrain from acting on behalf of us or any of our subsidiaries or on behalf of any member of the Investor Consortium in respect of any such agreement or performing any such agreement in accordance with its terms.
Our amended and restated certificate of incorporation further provides that if one of our directors or officers who is also a director or officer of any member of the Investor Consortium acquires knowledge of a potential transaction or matter that may be a corporate opportunity for any member of the Investor Consortium or us, the director or officer will have satisfied his or her fiduciary duty to us and our stockholders with respect to that corporate opportunity if he or she acts in a manner consistent with the following policy:
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a corporate opportunity offered to any person who is an officer of ours and who is also a director but not an officer of any member of the Investor Consortium, will belong to us unless the opportunity is expressly offered to that person in a capacity other than such person’s capacity as one of our officers, in which case it will not belong to us;

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a corporate opportunity offered to any person who is a director but not an officer of ours, and who is also a director or officer of any member of the Investor Consortium, will belong to us only if that opportunity is expressly offered to that person in that person’s capacity as one of our directors; and

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a corporate opportunity offered to any person who is an officer of any member of the Investor Consortium or us will belong to us only if that opportunity is expressly offered to that person in that person’s capacity as one of our officers.

Notwithstanding these provisions, our amended and restated certificate of incorporation does not prohibit us from pursuing any corporate opportunity of which we become aware.
These provisions that are in our amended and restated certificate of incorporation will cease to be effective on the date that none of our directors or officers are also directors or officers of any member of the Investor Consortium.
If our amended and restated certificate of incorporation does not include provisions setting forth the circumstances under which opportunities belong to us and regulating the conduct of our directors and officers in situations where their duties to us and any member of the Investor Consortium may conflict, the actions of our directors and officers in each such situation would be subject to the fact specific analysis of the corporate opportunity doctrine as articulated under Delaware law. Under Delaware law, a director of a corporation may take a corporate opportunity, or divert it to another corporation in which that director has an interest, if (i) the opportunity is presented to the director or officer in his or her individual capacity, (ii) the opportunity is not essential to the corporation, (iii) the corporation holds no interest or expectancy in the opportunity and (iv) the director or officer has not wrongfully employed the resources of the corporation in pursing or exploiting the opportunity. Based on Section 122(17) of the DGCL, we do not believe the corporate opportunity guidelines as set forth in our amended and restated certificate of incorporation conflict with Delaware law. If, however, a conflict were to arise between the provisions of our amended and restated certificate of incorporation and Delaware law, Delaware law would control.
Listing
Our common stock is listed on the NYSE under the symbol “DNB.”
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company.
SELLING STOCKHOLDERS
Information regarding the beneficial ownership of our common stock by the selling stockholders, the number of shares being offered by the selling stockholders and the number of shares beneficially owned by the selling stockholders after the applicable offering will be set forth in a prospectus supplement, free writing prospectus, post-effective amendment or filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We or the selling stockholders may sell the common stock offered by this prospectus from time to time in one or more transactions, including without limitation:
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directly to one or more purchasers;

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through agents;

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to or through underwriters, brokers or dealers; or

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through a combination of any of these methods.

The securities covered by this prospectus may be sold:
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on a national securities exchange;

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in the over-the-counter market; or

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in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at variable prices, which method may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices (or any combination of the foregoing).
We or the selling stockholders will identify the specific plan of distribution in connection with any offering of our common stock, including the use of any underwriters, dealers, agents or direct purchasers and their compensation in the applicable accompanying prospectus supplement.

LEGAL MATTERS
Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the common stock offered by this prospectus. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Dun & Bradstreet Holdings, Inc. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021 (Successor period), and of The Dun & Bradstreet Corporation and subsidiaries (Predecessor) for the period from January 1, 2019 to February 7, 2019 (Predecessor period), and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.